Exhibit 10.1

Execution Version

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (the “Agreement”) is entered into as of June 5, 2014 (the “Effective Date”), by and among Hyatt Hotels Corporation, a Delaware corporation (together with its successors and assigns, the “Company”), and Rakesh Sarna (the “Executive”).

RECITALS

WHEREAS, the Executive is currently serving as the Executive Vice President, Group President, Americas Region (“Americas Group President”) of the Company;

WHEREAS, the Executive has informed the Company that he desires to, and the Company has agreed that the Executive will, voluntarily retire and separate from employment with the Company on August 31, 2014 or such earlier date provided for herein;

WHEREAS, the Company desires to provide for an orderly transition of the Executive’s duties and responsibilities and the Executive desires to assist the Company in realizing an orderly transition; and

WHEREAS, in furtherance of the foregoing, the Executive and the Company have negotiated and reached an agreement with respect to all rights, duties and obligations arising between them, including, but in no way limited to, any rights, duties and obligations that have arisen or might arise out of or are in any way related to the Executive’s continued employment with the Company and the conclusion of that employment (other than as specifically provided in this Agreement).

NOW THEREFORE, in consideration of the covenants and mutual promises recited below, the parties agree as follows:

1. Employment; Duties. The Executive shall cease to act as Americas Group President as of the Effective Date. During the period beginning on the Effective Date and ending on the first to occur of: (i) August 31, 2014; (ii) a date mutually agreed to by the Executive and the Company; (iii) the date on which the Executive resigns his employment with the Company; and (iv) the date on which the Executive’s employment is terminated by the Company for Cause (the first to occur of such dates, the “Separation Date”), the Executive shall continue to serve the Company as an Executive Vice President. During the period from the Effective Date until the Separation Date (the “Transition Period”), the Executive shall (a) transition such duties and responsibilities to such individuals as the President and Chief Executive Officer of the Company (“CEO”) may designate, including to the Executive’s successor; (b) provide such assistance as may be reasonably requested by the CEO; and (c) have and perform such duties, responsibilities and authority as may be reasonably assigned by the CEO or his designee from time to time. For the purposes of this Agreement, “Cause” means (w) the Executive’s engagement in gross negligence or willful misconduct in the performance of his material duties or material responsibilities that remains uncured for fourteen (14) days after notice to Executive of such failure or breach; (x) the Executive’s failure after written notice to perform his duties as set forth in this Agreement that remains uncured for fourteen (14) days after notice to Executive of such failure; (y) the Executive breaches any of the Covenants (as defined below) or Sections 8 and/or 12 hereof and, if reasonably able to be cured, fails to cure said breach within fourteen (14) days of written notice; or (z) the Executive is charged with or indicted for a felony. The Company represents that the CEO is not aware of any circumstances that would constitute Cause to terminate Executive’s employment. The Executive represents that he is not aware of any circumstances that would constitute Cause to terminate Executive’s employment.

2. Compensation. As compensation for the Executive’s continuing employment and service hereunder, in recognition of the Executive’s contributions to the Company and as consideration for the Releases (as defined below), the Executive’s agreement to the Transition Period and the respective terms and conditions thereof, and the other promises of the Executive contained in this Agreement, which shall be deemed to include the Executive’s agreement to (A) remain in the employ of the Company as described above through the Separation Date; (B) comply with the Company’s Code of Business Conduct and Ethics and other policies relating to conduct, as in effect from time to time and applicable to its executive officers; and (C) comply with all covenants regarding confidential information, non-solicitation, non-disparagement, intellectual property and non-competition to which the Executive has agreed as part of his employment with the Company, including, but not limited to, those in the Confidentiality, Intellectual Property, Nonsolicitation & Nondisparagement Agreement with the Executive (as amended from time to time, the “Confidentiality Agreement,” a copy of which is attached hereto as Exhibit A), and the provisions regarding detrimental conduct contained in any Restricted Stock Unit (“RSUs”) Award Agreements between the Executive and the Company (collectively, the “RSU Agreements”), any Restricted Stock (“RSs”) Agreement between the Executive and the Company (collectively, the “Restricted Stock Agreements”) and/or any Stock Appreciation Rights (“SARs”) Award Agreements between the Executive and the Company (collectively, the “SAR Agreements”) (the covenants described in the immediately preceding clauses (A) through (C) of this Section 2 are collectively referred to herein as the “Covenants”); and provided, that the Executive timely signs and returns this Agreement, complies with Covenants and complies with Sections 6, 8 and 12 below and does not revoke the Releases, the Company will provide Executive with the following compensation and benefits:

(a) Base Salary and Benefit Plan Participation. During the Transition Period, the Executive will (i) receive his base salary as in effect on the Effective Date, and (ii) participate in the Company’s retirement and welfare benefit plans, perquisite programs, expense reimbursement and vacation policies, as such plans, programs and policies may be in effect from time to time (collectively, the “Plans”).

(b) Benefits Upon Separation Date. Subject to the Executive (i) not terminating his employment with the Company prior to August 31, 2014, and (ii) not being terminated by the Company for Cause, Executive shall be entitled to the following benefits:

(i) 2014 Annual Incentive. Executive shall receive a one-time lump sum payment equal to $475,000 for 2014. Executive acknowledges and agrees that such payment includes any and all payments that Executive may have been eligible to receive for the year ending on December 31, 2014 under any of the Company bonus or incentive plans, including without limitation the Hyatt Hotels Corporation Executive Incentive Plan. Such payment shall be payable in 2015, at such time as the annual bonuses for 2014 are paid by the Company to its executive officers, but no later than March 15, 2015.

(ii) Exit Bonus. Executive shall receive a lump sum payment of $712,500 (“Exit Bonus”) payable as part of the first normally scheduled payroll following the six (6) month anniversary of the Separation Date.

(iii) Additional Consideration. As further compensation for the Executive’s continuing employment and service hereunder, the Executive’s agreement to the Transition Period, and as further consideration for the Executive’s execution of the Releases (defined below) and the other promises and agreements set forth herein, on the first regularly scheduled payroll following the date that the Second Release becomes effective, the Company shall pay the Executive an additional lump sum payment of $750,000; provided that if the Executive violates the Covenants or Sections 8 and/or 12 on or prior to the Separation Date, the Company shall not be obligated to make the payment described in this Section 2(b)(iii), or if already paid, the Executive shall repay any amounts paid by the Company pursuant to this Section 2(b)(iii) within five business days of written demand therefor by the Company.

(iv) Benefits Continuation. Following the Separation Date, the Executive shall remain covered under the Company’s medical, dental, vision and life benefit plans (as in effect from time to time) (collectively, the “Hyatt Welfare Plans”) as if he were an active employee through the earlier of (A) the first anniversary of the Separation Date, or (B) the date the Executive is eligible for coverage (regardless of whether he elects such coverage) under any other employer’s group medical, dental, vision or life plans as a result of his employment (the “Benefit Continuation Period”). Upon expiration of the Benefit Continuation Period, the Executive shall be eligible to elect continuation coverage under the Hyatt Welfare Plans to the extent required by the Consolidated Omnibus Budget Reconciliation Act, Section 4980B of the Internal Revenue Code and any similar state law (“COBRA”), with the last day of the Benefit Continuation Period being the date on which Executive shall be deemed to have lost coverage as a result of his termination of employment with the Company. The Executive and the Company agree that the continuation of benefits under the Hyatt Welfare Plans during the Benefit Continuation Period is in addition to and not concurrent with the requirements of COBRA. Notwithstanding the foregoing, in the event that the continuation of such benefits results or could reasonably be expected to result in taxes to the Company under Section 4980D of the Internal Revenue Code, the parties agree in good faith to amend or substitute the Company’s obligation to provide a continuation of benefits in as substantially similar economic manner as possible that would not result in such taxes (including making cash payments to Executive equal to the Company’s share of premiums that would have been paid on Executive’s behalf on the same schedule as such premiums would have been paid); provided, that if in the good faith determination of the Company’s accountants, no such substitute or amended arrangement could avoid such taxes, the Company will not be obligated to continue such benefits, pay, reimburse or otherwise compensate Executive for such premiums and Executive’s right to continued benefits under the Hyatt Welfare Plans shall immediately cease without compensation therefor.

(v) Miscellaneous. Following the Separation Date, the Executive shall be permitted to retain the iPhone currently being used by the Executive; provided that the Executive shall be responsible for all post-Separation Date cell phone and data charges and Executive shall allow the Company to remove all Company information and programs from all such equipment. The Company will also provide Executive and his spouse with a Courtesy Card for a period of two years following the Separation Date. The Company will not challenge any claim by the

Executive for unemployment compensation. The Executive shall be able to exercise any vested SARs after the Separation Date in accordance with the Amended and Restated Retirement Policy regarding Equity Vesting and Exercise dated effective as of September 18, 2013 (“Retirement Policy”), and shall be entitled to any and all other benefits provided for in the Retirement Policy subject to the terms and conditions thereof. The Company agrees that the Executive may elect to implement a 10(b)5-1 trading plan with Morgan Stanley if permitted by and in accordance with applicable law.

(c) Legal Fees. The Company will reimburse Executive up to a maximum of $10,000 for legal fees actually incurred in connection with the preparation and review of this Agreement. Such reimbursement shall be made in accordance with the Company’s normal business reimbursement policies upon presentation of proper documentation, but not later than December 31 of the year following the year in which the expense was incurred.

3. No Additional Entitlements. The Executive understands and acknowledges that he will have no further entitlements, other than (a) those recited in this Agreement and the Retirement Policy, (b) accrued rights and entitlements that have vested as of the Separation Date under the Plans and (c) rights and entitlements under the RSU Agreements, Restricted Stock Agreements, SAR Agreements, and any other outstanding award agreements granted under the Company’s Second Amended and Restated Long-Term Incentive Plan, as amended, or any predecessor plan (collectively, the “LTIP”). The Company has provided the Executive with a benefits summary and will provide an updated benefits summary to the Executive on or before the Separation Date. The Company hereby acknowledges that the Executive’s rights to benefits described in the benefits summary are fully vested and are not affected by anything in this Agreement. The Executive hereby acknowledges that the Executive has no interest in or claim of right to reinstatement, reemployment or employment with the Company, and the Executive forever waives any interest in or claim of right to any continued or future employment by the Company.

4. Withholding. All payments required to be made by the Company hereunder to the Executive shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. Additionally, the Executive agrees and consents that, during the Benefit Continuation Period, the amount of contributions that an active employee of the Company would be required to pay for coverage elected by the Executive under the Hyatt Welfare Plans will be withheld from the Exit Bonus.

5. Section 409A Compliance. It is intended that any amounts payable under this Agreement and the Company’s and the Executive’s exercise of authority or discretion hereunder shall comply with the provisions of Internal Revenue Code Section 409A and the treasury regulations and guidance thereunder (“Section 409A”) so as not to subject the Executive to the payment of interest and tax penalty which may be imposed under Section 409A. Notwithstanding anything contained herein to the contrary, if, at the Executive’s separation from service, (a) the Executive is a specified employee as defined in Section 409A and (b) any of the payments or benefits provided hereunder constitute deferred compensation under Section 409A, then, and only to the extent required by such provisions, the date of payment of such payments or benefits otherwise provided shall be delayed for a period of six months following the separation from service, and any amounts so delayed shall be paid during the seventh month following separation from service. Any reimbursement amounts payable under this Agreement shall be paid promptly after receipt of a properly documented request for reimbursement from the Executive, provided no amount shall be paid later than December 31 of the year following the year during which the reimbursable amounts were incurred by Executive.

6. Execution of Agreement; Release of Claims. The payments and benefits to the Executive pursuant to this Agreement are contingent upon (a) the Executive executing and delivering to the Company this Agreement and a release of claims in the form attached to this Agreement as Exhibit B (the “Initial Release”) by 5:00 p.m. (CDT) on June 19, 2014, (b) the Executive executing and delivering to the Company on the first business day following the Separation Date, a release of claims in substantially the same form as the Initial Release, effective as of that date (the “Second Release” and together with the Initial Release, the “Releases”) and (c) the Executive not revoking either of the Releases.

7. Return of Property. On or prior to the Separation Date, the Executive will return all of the Company’s property, other than those items set forth in Section 2(b)(v). Such property includes, but is not limited to, the original and any copies of any confidential information or trade secrets, PDAs, keys, pass cards, building identity cards, mobile telephones, tablet devices, laptop computers, corporate credit cards, customer lists, files, brochures, documents or computer disks or printouts, equipment and any other item relating to the Company and its business, provided that it would not be a violation of this Section 7 for the Executive to retain copies of publicly-filed documents. Further, other than in the performance of the Executive’s duties, the Executive will not take, procure, or copy any property of the Company before, on, after or in anticipation of the Separation Date. For purposes of this Section 7, “Company” shall include the Company, its subsidiaries and affiliates.

8. Cooperation. In consideration for the promises and payments by the Company pursuant to this Agreement, at the request of the Company, the Executive agrees to cooperate to the fullest extent reasonably possible with respect to matters involving the Company about which the Executive has or may have personal knowledge (other than the Executive’s separation or any other claim the Executive may bring against the Company that is not released under the Releases), including any such matters which may arise after the Separation Date. For purposes of this Section 8, “Company” shall include the Company, its subsidiaries and affiliates.

9. Resignations. Effective as of the Effective Date, unless otherwise requested by the Company in writing, the Executive will, automatically and without further action on the part of the Executive or any other person or entity, resign from all offices, boards of directors (or similar governing bodies), committees of such boards of directors (or similar governing bodies) and committees of the Company, its subsidiaries and affiliates, other than the office of Executive Vice President of the Company, from which office the Executive will automatically and without further action on the part of the Executive or any other person or entity, resign on the Separation Date. In addition, and without limiting the effectiveness of the resignations in the immediately preceding sentence, on the Effective Date, the Executive will execute and deliver to the Company an omnibus resignation in the form attached hereto as Exhibit C-1, which shall exclude the office of Executive Vice President of the Company, with respect to which Executive will deliver a separate written resignation substantially in the form attached hereto as Exhibit C-2 on the Separation Date. The Executive agrees that he shall execute any such further documents and instruments as may be reasonably necessary or appropriate to carry out the intent of this Section 9.

10. Non-Reliance. The Executive represents to the Company and the Company represents to the Executive that in executing this Agreement they do not rely and have not relied upon any representation or statement not set forth herein made by the other or by any of the other’s agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, or otherwise. The Executive (a) has reviewed with his own advisors the tax and legal consequences of entering into and the payments under this Agreement, (b) is relying solely on such advisors and not on any statements or representations of the Company, its agents or advisors, and (c) understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of entering into and the payments under this Agreement, other than the Company’s liability with respect to any required tax withholdings thereon.

11. Assignability. The rights and benefits under this Agreement are personal to the Executive and such rights and benefits shall not be subject to assignment, alienation or transfer, except to the extent such rights and benefits are lawfully available to the estate or beneficiaries of the Executive upon death. The Company may assign this Agreement to any parent, affiliate or subsidiary and shall require any entity which at any time becomes a successor whether by merger, purchase, or otherwise acquires all or substantially all of the assets, stock or business of the Company, to expressly assume this Agreement.

12. Confidentiality, Intellectual Property, Non-Solicitation and Non-Disparagement and Non-Competition. The Company and the Executive acknowledge and agree that the provisions of the Confidentiality Agreement, and all other Covenants shall continue to apply to the Executive prior to and after the Separation Date as if fully set forth in this Agreement. In addition, and in consideration of the compensation described in Section 2 hereof, and the Company’s commitments hereunder, the Company and the Executive also agree as follows:

(a) Confidentiality. The Executive acknowledges and agrees that references in the Confidentiality Agreement and herein to “affiliates” of the Company include, but are not limited to, individuals and entities known by the Executive to be member of the Pritzker family and the Pritzker family business interests, including, without limitation, The Pritzker Organization, or directors, officers, trustees and employees of each such trust or Pritzker family business interest. For the purposes of this Agreement, the term “Pritzker family business interests” means (i) various lineal descendants of Nicholas J. Pritzker, deceased, and spouses and adopted children of such descendants, (ii) various trusts for the benefit of the individuals described in clause (i) and trustees thereof and (iii) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in clauses (i) and (ii) above.

(b) Non-Solicitation. The Executive further agrees that the provisions of Section 3 of the Confidentiality Agreement relating to non-solicitation of employees shall apply for a period of thirty-six months following the Separation Date (the “Confirmation Date”) and shall be modified and expanded (i) to include the Executive’s agreement not to, directly or indirectly, induce, solicit, or attempt to persuade any individual who is, or at any time during the six month period ending on the Separation Date was, employed at a

Company hotel (any such individual, a “Company Associate”), to accept employment with a company, organization or other association at which the Executive is then employed, engaged or associated, and (ii) to require the Executive to give the Company reasonable notice (which may be given to the General Counsel or CHRO of the Company by email) in the event the Executive becomes actually aware (without an inquiry obligation) that a Company Associate who (x) is a hotel general manager, or (y) holds the title of Vice President or above, accepts employment with a company, organization or other association at which the Executive is then employed, engaged or associated (as so modified, the “Nonsolicitation Covenant”). Executive agrees to grant to the Company a first priority, perfected security interest in all of his right, title and interest in and to all cash proceeds payable or shares of Class A Common Stock of the Company delivered upon exercise, settlement or vesting of the SARs, RSUs, or RSs (less any shares withheld for taxes), but solely applicable with regard to the SARs, RSUs, or RSs which are unvested as of the Separation Date, and all proceeds received thereon (less applicable taxes), as collateral security for the performance of his obligations under the Nonsolicitation Covenant pursuant to a security agreement (or similar agreement) and related documents, including, without limitation an escrow agreement if required by the Company, to be executed and delivered by the Executive on or before June 13, 2014; provided that (A) the Executive shall retain the right to direct the disposition of such SARs, RSUs and RSs and the investment of cash proceeds thereon while the security arrangements are in effect, and (B) that any SARs, RSUs, RSs, cash settlement amounts and shares of Class A Common Stock of the Company and any proceeds thereon subject to the security arrangements shall be released to the Executive on the Confirmation Date if the Executive has fulfilled his obligations under the Nonsolicitation Covenant.

(c) Non-Disparagement. At all times prior to and after the Separation Date, the Executive will not disparage, place in a false light or criticize, orally or in writing, the business, products, policies, decisions, directors, officers or employees of the Company to any person. The Company also agrees that none of the CEO, any executive officer who reports directly to the CEO or the Executive Chairman will disparage, place in false light or criticize the Executive to any person or entity either orally or in writing. The Company shall advise the Company’s Board of Directors of this provision.

(d) Non-Competition. During the period from the date hereof through twelve months after the Separation Date, the Executive agrees he will not directly or indirectly (i) work or serve (as an employee, consultant, advisor, owner or otherwise) (x) in any business or activity which competes anywhere in the Company’s worldwide marketplace with any product or service provided by the Company, including any product or service under active consideration by the Company, or (y) for or on behalf of any person or entity on any activity that relates to any transaction or interaction between that person or entity and the Company; or (ii) encourage, solicit or attempt to induce any customer of the Company to reduce, restrict, terminate or modify in any manner adverse to the Company, its business relationship with the Company or to shift its business to any other supplier of competing goods or services.

(e) Injunctive Relief. It is recognized and acknowledged by the Executive that a breach of the covenants contained in this Section 12 will cause irreparable damage to the Company, its subsidiaries and affiliates and their respective goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in this Section 12, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief. The Executive agrees not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages, and the Executive agrees to waive any requirements for the securing or posting of any bond in connection with such remedy. The provisions of this Section 12(e) shall apply to the Company with respect to the second sentence of Section 12(c) mutatis mutandis.

(f) For purposes of this Section 12, “Company” shall include the Company, its subsidiaries and affiliates.

13. Entire Agreement. The Executive acknowledges and agrees that this Agreement, together with the Exhibits hereto and the other documents, Company plans and Company policies referred to herein (including without limitation the Retirement Policy, Confidentiality Agreement, RSU Agreements, Restricted Stock Agreements, SAR Agreements, any other outstanding award agreements under the LTIP, and all agreements thereunder or related thereto to which Executive is a party) constitute the entire agreement and understanding between the parties and supersedes any prior agreements, written or oral, with respect to the subject matter hereof, including the termination of the Executive’s employment after the

Effective Date and all amounts to which the Executive shall be entitled whether during the Transition Period or thereafter, other than as specifically provided in this Agreement.

14. Severability/Reasonable Alteration. In the event that any part or provision of this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable part or provision had not been included therein. Further, in the event that any part or provision hereof shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope or activity restriction that such court deems reasonable and enforceable, then the parties expressly authorize the court to modify such part or provision so that it may be enforced to the maximum extent permitted by law.

15. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against the Executive or the Company.

16. Insurance. The Company presently maintains directors and officers liability insurance covering its directors and officers. The Company will continue to cover the Executive under such insurance to the same extent the Company maintains such insurance from time to time for its directors and officers.

17. Applicable Law, Venue and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to conflicts of laws principles, rules or statutes of any jurisdiction. The parties irrevocably agree that all actions to enforce an arbitrator’s decision pursuant to Section 19 of this Agreement may be instituted and litigated in federal, state or local courts sitting in Chicago, Illinois and each of such parties hereby consents to the jurisdiction and venue of such court, waives any objection based on forum non conveniens and any right to a jury trial as set forth in Section 18 of this Agreement.

18. Waiver of Jury Trial. EACH OF THE EXECUTIVE AND THE COMPANY HEREBY WAIVES, RELEASES AND RELINQUISHES ANY AND ALL RIGHTS HE/IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR ACTION TO REMEDY ANY BREACH OR ALLEGED BREACH HEREOF, TO ENFORCE ANY TERM HEREOF, OR IN CONNECTION WITH ANY RIGHT, BENEFIT OR OBLIGATION ACCORDED OR IMPOSED BY THIS AGREEMENT.

19. Arbitration. Any dispute or controversy arising under or in connection with this Agreement, the Release, the Executive’s employment by and/or relationship with the Company and the Executive’s separation from the Company shall be settled exclusively by confidential arbitration, conducted before a single neutral arbitrator in Chicago, Illinois in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) then in effect, in accordance with this Section 19, except as otherwise prohibited by any nonwaivable provision of applicable law or regulation. The parties hereby agree that the arbitrator shall construe, interpret and enforce this Agreement in accordance with its express terms, and otherwise in accordance with the governing law as set forth in Section 17 above. Judgment may be entered on the arbitration award in any court having jurisdiction, provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of this Agreement and the Executive hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond. Unless the parties otherwise agree, a single arbitrator shall be selected in accordance with the procedures set forth in such National Rules and only individuals who are on the AAA register of arbitrators shall be selected as an arbitrator. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and enforceable by any court of competent jurisdiction. The Company shall pay all administrative fees, and the fees and expenses of the arbitrator. In the event action is brought pursuant to this Section 19, the arbitrator shall have authority to award fees and costs to the prevailing party, in accordance with applicable law. If in the opinion of the arbitrator there is no prevailing party, then each party shall pay its own attorneys’ fees and expenses.

20. Counterparts and Facsimiles. This Agreement may be executed in several counterparts, each of which shall be deemed as an original, but all of which together shall constitute one and the same instrument; signed copies of this Agreement may be delivered by .pdf, .jpeg or fax and will be accepted as an original.

21. Expenses. Except as expressly set forth in Section 2(c) above, each of the Company and the Executive shall bear its/his own costs and expenses in connection with the negotiation and documentation of this Agreement.

22. Amendment/Waiver. This Agreement may not be modified without the express written consent of the parties hereto. Any failure by any party to enforce any of its rights and privileges under this Agreement shall not be deemed to constitute waiver of any rights and privileges contained herein.

23. Notice. Any notice to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail, return receipt requested, addressed as follows:

To the Executive at:

To the most recent address provided by

the Executive to the Company

To the Company at:

Hyatt Hotels Corporation

71 South Wacker Drive

12th Floor

Chicago, Illinois 60606

Attn: President and Chief Executive Officer

And with a copy to:

Hyatt Hotels Corporation

71 South Wacker Drive

12th Floor

Chicago, Illinois 60606

Attn: General Counsel

24. Company Subsidiaries, Affiliates and Divisions. For purposes of this Agreement, references to “subsidiaries,” “affiliates” or “divisions” of the Company shall mean and include those entities or persons publicly identified by the Company to a subsidiary, affiliate or division of the Company and such other entities or persons actually known by the Executive to be a subsidiary, affiliate or division of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Transition Agreement as of the date and year first set forth above.

HYATT HOTELS CORPORATION

By:	/s/ Mark S. Hoplamazian
Its:	President and Chief Executive Officer

EXECUTIVE

/s/ Rakesh Sarna
Rakesh Sarna

Exhibit A

CONFIDENTIALITY, INTELLECTUAL PROPERTY,

NONSOLICITATION & NONDISPARAGEMENT AGREEMENT

See Attached Agreement executed by the Executive effective as of September 25, 2007

CONFIDENTIALITY, INTELLECTUAL PROPERTY,

NONSOLICITATION & NONDISPARAGEMENT AGREEMENT

This Confidentiality, Intellectual Property, Nonsolicitation and Nondisparagement Agreement (this “Agreement”) is entered into by and among Global Hyatt Corporation, a Delaware corporation (“Global Hyatt”), Hyatt Corporation, a Delaware corporation and subsidiary of Global Hyatt (“Employer”), and Rakesh Sarna (“Employee”).

WHEREAS, Employee is currently employed by Employer;

WHEREAS, Employee has access to confidential and proprietary information of Global Hyatt, its subsidiaries and its affiliates;

WHEREAS, the Board of Directors of Global Hyatt has adopted the Global Hyatt Corporation Long-Term Incentive Plan (the “LTIP”), and the Administrator of the LTIP has determined that it is in the best interest of Global Hyatt to make grants of Stock Appreciation Rights (as defined in the LTIP, the “SARs”) to Employee; and

WHEREAS, the grant of SARs to Employee is conditioned upon Employee’s execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of Employee’s employment, the grant of SARs to Employee, the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Employee’s employment with Employer results and will result in Employee’s exposure and access to confidential and proprietary information including, but not limited to, financial information, investment opportunities, investment positions, business plans and strategies, business track record, acquisition information, prospect information, due diligence files, sales plans, marketing plans, information concerning actual and prospective customers and suppliers, pricing information, personnel information, trade secrets, and other secret or confidential operational, management, personnel, financial, accounting, marketing or tax information of Global Hyatt Corporation, its subsidiaries and affiliates, and any compilations thereof relating to the business or operations of Global Hyatt, its subsidiaries and affiliates (“Confidential Information”) which information is of great value to Global Hyatt. Confidential Information shall not be deemed to include information that otherwise is or has become generally available to the public (without breach of this Agreement), or as to which Employee obtained knowledge from sources other than Global Hyatt or any of its subsidiaries or affiliates, or any of the directors, managers, officers or employees thereof (provided that such source is not bound by a confidentiality agreement with Global Hyatt or any of its subsidiaries or affiliates).

During Employee’s employment with Global Hyatt or any of its subsidiaries or affiliates, Employee agrees that Employee shall at all times hold in confidence, keep secret and inviolate and not make available, divulge, disclose, or communicate in any manner whatsoever to anyone any such Confidential Information, or use any such Confidential Information for any purpose other than in the performance of Employee’s job duties and on Global Hyatt’s or any of its subsidiaries’ or affiliates’ behalf. Following Employee’s employment with Global Hyatt or any of its subsidiaries or affiliates, Employee shall not, at any time, make available, divulge, disclose, or communicate in any manner whatsoever to anyone any such Confidential Information, or use any such Confidential Information for any purpose unless authorized to do so in writing by Global Hyatt’s Chief Executive Officer or unless required to do so by a governmental authority by law or subpoena or judicial process, in which case Employee will give Global Hyatt immediate advance notice of such disclosure, including a copy of any subpoena or other document legally requiring Employee to make any otherwise prohibited disclosure, prior to making any such disclosure, so that Global Hyatt shall have the opportunity if it so desires to seek a protective order or other appropriate remedy.

2. From the time that Employee became employed by Employer, up to and including the effective termination date of Employee’s employment with Global Hyatt or any of its subsidiaries, any and all inventions, improvements, methodologies and discoveries including, but not limited to, processes, data, lists, systems, products, development materials, operating manuals, analytical tools, and computer programs discovered, developed, or learned by Employee, in whole or in part, that relate to Global Hyatt’s business are the sole and absolute property of Global Hyatt and are “works made for hire” as that term is defined in the copyright laws of the United States. Employee acknowledges and agrees that Global Hyatt is the sole and absolute owner of all patents, copyright, trademarks or other property rights to all such inventions, improvements, methodologies and discoveries. To the extent that any of those items are determined not to constitute works made for hire, Employee agrees that Employee’s signature on this Agreement constitutes an assignment (without any further consideration) to Global Hyatt for any and all of Employee’s respective copyrights and other rights, title, and interest in and to all such items. The foregoing provisions of this Section 2 do not apply to an invention for which no equipment, supplies, facilities or trade secret information of Global Hyatt was used and which was developed entirely on Employee’s own time, unless: (a) the invention relates (i) directly to the business of Global Hyatt or (ii) to Global Hyatt’s actual or demonstrably anticipated research and development, or (b) the invention results from any work performed by Employee for Global Hyatt.

3. Employee agrees that while Employee is employed by Global Hyatt or any of its subsidiaries or affiliates, and for a period of one year beginning on the date that Employee’s employment with Global Hyatt or any of its subsidiaries or affiliates terminates, regardless of the reason for such termination, Employee will not, directly or indirectly, induce, solicit, or attempt to persuade any employee of Global Hyatt or any of its subsidiaries or affiliates to terminate his or her employment with Global Hyatt or any of its subsidiaries or affiliates. In the event that Employee is found by a court of competent jurisdiction to have violated this Section 3, the time period in this Section that

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restricts Employee’s activity shall be extended for one day for each day that Employee is found to have been violating this Section, up to a maximum of one additional year.

4. Employee agrees that Employee shall not, at any time, disparage Global Hyatt or any of its respective subsidiaries, affiliates, directors, officers, or employees.

5. Upon Global Hyatt’s demand, but no later than the effective date of the termination of Employee’s employment with Global Hyatt or any of its subsidiaries or affiliates, Employee will immediately return to Global Hyatt all of its property including, but not limited to, all of Global Hyatt’s, its subsidiaries’ and affiliates’ documents, files, forms, notes, records, charts, keys, credit cards, computer hardware, cell phones, personal digital assistants, blackberries and other electronic devices, computer software and all copies thereof. Employee’s duty to return such property extends to all locations where Employee has stored or maintained such property.

6. Employee acknowledges and agrees that any breach by Employee of any of the provisions of this Agreement will cause Global Hyatt to suffer immediate and irreparable harm for which damages are an inadequate remedy and are difficult to calculate. Accordingly, Employee agrees that if Employee violates any provision of this Agreement, without limiting any other available legal or equitable remedy (including the recovery of monetary damages), Global Hyatt will be entitled to an order from a court of competent jurisdiction (without the need to post bond or other security) to temporarily and preliminarily enjoin Employee from violating the provisions of this Agreement. Employee further agrees that should Global Hyatt successfully demonstrate in a court of competent jurisdiction that Employee has breached any provision of this Agreement, Global Hyatt shall be entitled to recover its attorneys’ fees and costs from Employee that Global Hyatt expended in enforcing this Agreement.

7. Employee acknowledges and agrees that this Agreement is not intended to be and shall not be construed as an express or implied employment contract to provide services for a specific duration of time or that limits any potential basis for termination.

8. Global Hyatt’s waiver of a breach by Employee of any provision of this Agreement or failure to enforce any such provision with respect to Employee shall not operate or be construed as a waiver of any subsequent breach of such provision or of any breach of any other provision. No act or omission of Global Hyatt shall constitute a waiver of any of its rights hereunder except for a written waiver signed by Global Hyatt’s Chief Executive Officer.

9. If for any reason any provision of this Agreement shall be deemed by a court of competent jurisdiction to be unreasonable or otherwise unenforceable, it is the purpose and intent of Global Hyatt and Employee that the court of competent jurisdiction modify or limit such provisions or restrictions so that, as modified or limited, such prohibitions or restrictions may be enforced to the fullest extent possible, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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10. Other than as set forth in Section 9 above, this Agreement may not be amended except by written agreement executed by both Employee and Global Hyatt’s Chief Executive Officer.

11. This Agreement is enforceable by Global Hyatt and its affiliates and subsidiaries and may be assigned or transferred by Global Hyatt to, and upon such assignment or transfer, shall be binding upon and inure to the benefit of, any parent, subsidiary, affiliate, or other related entity of Global Hyatt or any entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets, stock or business of Global Hyatt. Employee may not assign any of Employee’s rights or obligations under this Agreement.

12. This Agreement will be governed by the internal laws of the State of Illinois without regard to its conflicts or choice of law rules.

13. This Agreement embodies the entire agreement and understanding between Global Hyatt and Employee with regard to the matters .described herein and supersedes any and all prior and/or contemporaneous agreements and understandings, oral or written. The provisions of this Agreement shall survive any termination of Employee’s employment regardless of the reason for such termination.

14. Employee acknowledges and agrees that Employee is entering this Agreement voluntarily and that Employee has had an opportunity to review this Agreement with counsel.

AGREED TO AND ACCEPTED:

Rakesh Sarna	GLOBAL HYATT CORPORATION

By:

Date:		Name: Its:

Date:

HYATT CORPORATION

By:
Name: Its:

Date:

Exhibit B

GENERAL RELEASE OF ALL CLAIMS

1. For valuable consideration, the adequacy of which is hereby acknowledged, the undersigned (“Executive”), for himself, his spouse, heirs, administrators, children, representatives, executors, successors, assigns, and all other persons claiming through Executive, if any (collectively, “Releasors”), does hereby release, waive, and forever discharge Hyatt Hotels Corporation (“Company”), and the Company’s subsidiaries, parents, affiliates, related organizations, and equity holders, and its respective affiliates (including trustees and beneficiaries of trusts that are direct and indirect equity holders), employees, officers, directors, attorneys, successors, and assigns of each of the foregoing (collectively, the “Releasees”) from, and does fully waive any obligations or liabilities of Releasees to Releasors of any kind and nature that Releasors had, have, or might claim to have against Releasees at the time Executive executes this General Release of All Claims (the “General Release”) for or in respect of any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses, and any claims under any restricted stock, restricted stock unit, stock appreciation right, or performance share agreements between Executive and the Company, and any action arising in tort including libel, slander, defamation or intentional infliction of emotional distress, and claims under any federal, state or local statute including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 and 1871 (42 U.S.C. § 1981), the Equal Pay Act, Employee Retirement Income Security Act, Family and Medical Leave Act, the National Labor Relations Act, the Fair Labor Standards Act, the Americans with Disabilities Act of 1990, the Older Workers Benefit Protection Act, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Illinois Human Rights Act, Illinois Employment Contract Act, Cook County Human Rights Ordinance, the City of Chicago Human Rights Ordinance or the discrimination or employment laws of any state or municipality, and/or any claims under any express or implied contract which Releasors may claim existed with Releasees. This General Release also includes a release by Executive of any claims for breach of contract, wrongful discharge and all claims for alleged physical or personal injury, emotional distress relating to or arising out of Executive’s employment with Company or the termination of that employment; and any claims under the WARN Act or any similar law, which requires, among other things, that advance notice be given of certain work force reductions. This General Release does not apply to any claims or rights that may arise after the date Executive signs this General Release. The foregoing release does not apply to (a) any claims or rights for compensation, benefits, indemnification and any other surviving rights now existing under the Transition Agreement dated as of June 5, 2014 between the Company and Executive (the “Transition Agreement”), vested accrued benefits under the terms of the Plans (as defined under the Transition Agreement), the Retirement Policy (as defined in the Transition Agreement), any outstanding awards under the LTIP (as defined under the Transition Agreement), the organizational documents of the Company or any other agreement providing for indemnification of Executive regardless of when any claim is filed, (b) any claims or rights under directors and officers liability insurance, or (c) any claim relating to compensation under the

Illinois Workers’ Compensation Act, Illinois Workers’ Occupational Disease Act, Illinois Wage Payment and Collection Act or Illinois Unemployment Insurance Act.

2. Excluded from this General Release are any claims which cannot be waived by law, including but not limited to the right to participate in an investigation conducted by the Equal Employment Opportunity Commission, the Illinois Department of Human Rights, the Illinois Human Rights Commission or the Illinois Department of Labor. Executive does, however, waive Executive’s right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on Executive’s behalf. Executive represents and warrants that Executive has not filed any complaint, charge, or lawsuit against the Releasees with any government agency or any court.

3. Executive agrees never to sue or otherwise bring any adversarial action against Releasees, directly or indirectly, in any forum for any claim covered by the above waiver and release language. If Executive violates this General Release by suing or otherwise bring any adversarial action against Releasees, other than for the matters expressly excluded from the above release and waiver as set forth in Section 1 hereof, Releasees shall be entitled to assert this General Release as a bar and shall be entitled to recover their reasonable attorneys’ fees and costs of litigation incurred in defending against such a suit or other adversarial action. PROVIDED, HOWEVER, Executive is not waiving, releasing or giving up any rights Executive may have to test the knowing and voluntary nature of this General Release under the Older Workers Benefit Protection Act or to workers’ compensation benefits, to vested benefits under any pension or savings plan, to continued benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, to unemployment insurance, to file a charge with the Equal Employment Opportunity Commission or to participate in any EEOC proceeding. In the event any claim or suit is filed on Executive’s behalf, Executive waives any and all rights to receive monetary damages or injunctive relief in favor of Executive. Executive represents and warrants that he has not assigned or transferred, in any manner, including by subrogation or operation of law, any portion of any claim, action, complaint, charge or suit encompassed by the releases set forth in this General Release.

4. Executive acknowledges and recites that:

(a) Executive has executed the Transition Agreement and this General Release knowingly and voluntarily;

(b) Executive has read and understands the Transition Agreement and this General Release in its entirety;

(c) Executive has been advised and directed orally and in writing (and this subsection (c) constitutes such written direction) to seek legal counsel and any other advice he wishes with respect to the terms of the Transition Agreement and this General Release before executing it; and

(d) Executive’s execution of the Transition Agreement and this General Release has not been forced by any employee or agent of the Company, and Executive has had an opportunity to negotiate about the terms of the Transition Agreement and this General Release.

(e) Executive has been given at least twenty-one (21) days to consider the Transition Agreement and this General Release, and if executed prior to the expiration of the twenty-one (21) day period, such execution is knowing and voluntary.

(f) Executive understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) that may arise after the date this General Release is executed are not waived.

(g) The additional benefits and other promises that Executive is to receive under the Transition Agreement are sufficient consideration for this General Release.

5. This General Release shall be governed by the internal laws (and not the choice of laws) of the State of Illinois, except for the application of pre-emptive Federal law.

6. Any dispute or controversy arising under or in connection with this General Release shall be settled exclusively by arbitration in accordance with the provisions of Section 19 of the Transition Agreement.

7. Executive may revoke this General Release within seven (7) calendar days after signing it and has been and hereby is advised that this Agreement shall not become effective or enforceable until the revocation period has expired. To be effective, such revocation must be received in writing by Robb Webb, Chief Human Resource Officer personally at Hyatt Hotels Corporation, 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. Revocation can be made by hand delivery, telegram, facsimile, or postmarking before the expiration of this seven (7) days period. None of the obligations of the Company under the Transition Agreement shall be effective in the event that Executive revokes this General Release pursuant to this Section 7.

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EXECUTIVE:

Date:
Rakesh Sarna

Exhibit C-1

FORM OF OMNIBUS RESIGNATION

June 5, 2014

To: Hyatt Hotels Corporation

and each of its subsidiaries and affiliates

Effective as of the date hereof, I hereby resign from all offices, boards of directors (or similar governing bodies), committees of such boards of directors (or similar governing bodies) and other committees of the Company, its subsidiaries and affiliates on which I am currently serving, other than the office of Executive Vice President of the Company.

Sincerely,

Rakesh Sarna

Exhibit C-2

FORM OF EXECUTIVE VICE PRESIDENT RESIGNATION

August 31, 2014

To: Hyatt Hotels Corporation

Effective as of the date hereof, I hereby resign as Executive Vice President of the Company.

Sincerely,

Rakesh Sarna